ORIGINAL  RESEARCH

New  insights  on  effects  of  a  dietary  supplement  on

oxidative  and  nitrosative  stress  in  humans

Boris  V.  Nemzer1,2 ,  Nelli  Fink3  &  Bruno  Fink3

1VDF  FutureCeuticals  Inc.,  2692  N  State  Rt.  1-17,  Momence,  Illinois,  60954

2University  of  Illinois  at  Urbana-Champaign,  1201  W.  Gregory  Dr,  Urbana,  Illinois,  61801

3Noxygen  Science  Transfer  &  Diagnostics  GmbH,  Lindenmatte  42,  79215,  Elzach,  Germany

Keywords

Abstract

Dietary  supplement,  EPR,  inflammatory

response,  nitric  oxide,  oxidative  stress,  RONS,

The  research  community  is  generally  agreed  that  maintenance  of  healthy  levels

SPECTRATM,  vitality  test

of  free  radicals  and  related  oxidants  are  important  for  good  health.  However,

utilization  of  the  “redox  stress  hypothesis”  can  provide  us  with  concrete  nutri-

Correspondence

tional  targets  in  order  to  better  support  and  maintain  “optimal  health.”  Follow-

Boris  V.  Nemzer,  Department  of  Food

ing  this  hypothesis  we  performed  a  crossover,  double-blind,  placebo-controlled,

Science  and  Human  Nutrition,  University  of

single-dose  study  on  the  effects  of  SPECTRATM,  a  dietary  supplement,  on  oxida-

Illinois  at  Urbana-Champaign  and

FutureCeuticals  Inc.,  2692  N  State  Rt.  1-17,

tive  stress  markers  (OSM)  in  human  participants  (n  =  22).  The  measurement

Momence,  IL  60954.  Tel:  +1-815-507-1427;

of  OSM  (ex  vivo  intra-  and  extracellular  formation  of  reactive  oxygen  species

Fax:  +1-815-550-0013;

(ROS,  O   *

2    ,  H2O2  ,  OH*)  in  whole  blood,  respiratory  activity  of  blood  cells,  as

E-mail:  bnemzer@futureceuticals.com

well  as  mitochondrial-dependent  ROS  formation,  and  respiratory  activity),  was performed  using  EPR  spectrometer  nOxyscan,  spin  probe  CMH,  and  oxygen

Funding  Information

label  NOX-15.1,  respectively.  Furthermore,  we  investigated  the  ability  of  SPEC-

This  study  was  supported  by  VDF

TRATM  to  modulate  ex  vivo  cellular  inﬂammatory  responses  induced  by  stimu-

FutureCeuticals,  Inc.

lation  with  exogenous  TNF-a  and  also  followed  changes  in  bioavailable  NO

Received:  15  July  2014;  Revised:  1

concentrations.  In  this  clinical  study,  we  demonstrated  that  administration  of

September  2014;  Accepted:  2  September

SPECTRATM   resulted   in   statistically   significant   long-term   inhibition   of   mito-

2014

chondrial  and  cellular  ROS  generation  by  as  much  as  17%  as  well  as  3.5-times

inhibition  in  extracellular  NADPH  system-dependent  generation  of  O   *

2   ,  and

Food  Science  &  Nutrition  2014;  2(6):  828–

nearly  complete  inhibition  of  extracellular  H2O2  formation.  This  was  reﬂected

839

in  more  than  two  times  inhibition  of  ex  vivo  cellular  inﬂammatory  response and  also  increases  in  bioavailable  NO  concentration.  For  the  first  time,  we  have doi: 10.1002/fsn3.178

measured  synergetic,  biological  effects  of  a  natural  supplement  on  changes  in

OSM   and   cellular   metabolic   activity.   The   unique   design   and   activity   of   the

plant-based  natural  supplement,  in  combination  with  the  newly  developed  and extended  Vitality  test,  demonstrates  the  potential  of  using  dietary  supplements to  modulate  OSM  and  also  opens  the  door  to  future  research  into  the  use  of natural  supplements  for  supporting  optimal  health.

Introduction

eficial  and  harmful  effects  caused  by  reactive  oxygen  and nitrogen  species  (RONS)  is  an  important  aspect  of  living

During  the  last  four  decades,  the  research  community  has

organisms.  Emerging   research  suggests   that  this   balance

generally   agreed   that   a   dynamic,   appropriately   reactive,

may  be  achieved  by  a  mechanism  called  “redox  regula-

and   healthy   balance   between   levels   of   free   radicals   and

tion.”  This  theory  contends  that  the  process  of  redox  reg-

levels   of   related   oxidants   is   important   for   “optimal

ulation  protects  living  organisms  from  various  oxidative

health.”    Imbalances    of  free    radicals,    and    potentially

stresses  and  maintains  “redox  homeostasis”  by  controlling unhealthy  levels  of  oxidants  versus  antioxidants,  are  col-

the  redox  status  in  vivo  (Droge€     2002).  An  exciting  discov-

lectively  defined  by  the  scientific  community  as  “oxidative ery  (Sohal  and  Orr  2012)  has  refocused  and  refined  this and  nitrosative  stress.”  The  delicate  balance  between  ben-

theory  into  the  “redox  stress  hypothesis”  of  aging.  In  this

828

ª  2014  VDF  FutureCeuticals,  Inc.  Food  Science  &  Nutrition  published  by  Wiley  Periodicals,  Inc.  This  is  an  open  access  article  under  the  terms  of the  Creative  Commons  Attribution  License,  which  permits  use,  distribution  and  reproduction  in  any  medium,

provided  the  original  work  is  properly  cited.

B.  V.  Nemzer  et  al.

New  Insights  on  Effects  of  a  Dietary  Supplement

new  view,  aging  is  the  result  of  functional  losses  that  are these  weaknesses,  Noxygen  Science  Transfer  &  Diagnostics primarily  caused  by  a  progressive  pro-oxidizing  shift  in

GmbH   (Elzach,   Germany)   designed   a   bench-top   EPR

the  redox  status  of  cells  and  tissues.  This  in  turn  leads  to spectrometer  “nOxyscan.”  These  advances  in  instrumenta-

the   overoxidation   of   redox-sensitive   protein   thiols   and

tion  provided  us  with  an  opportunity  to  perform  a  pilot

the   consequent   disruption   of   normal   cellular   functions.

study  to  investigate  the  bioactivity  of  a  nutritional  supple-

The  “redox  stress  hypothesis”  is  based  upon  the  status  of ment  SPECTRATM,  a  formulation  consisting  of  high  anti-

the  redox  buffers  of  cells,  tissue,  and  organisms.  Accord-

oxidant  activity  fruit,  vegetable  concentrates,  and  herbal ing  to  this  theory,  many  of  the  components  of  our  redox

extracts,   manufactured   by   FutureCeuticals,   Inc.   (Mo-

buffers  are  fundamental  species  of  our  antioxidant  net-

mence,  IL)  and  standardized  to  a  minimum  of  total  anti-

work.  Just  as  it  is  essential  to  maintain  our  pH  buffers,

oxidant  capacity  (TAC)  as  measured  by  a  series  of  oxygen

we   must   also   maintain   a   healthy,   and   appropriately

radical   absorbance   capacity   (ORAC)—based   assays   col-

reduced  oxidative  state  for  our  redox  buffers.  The  effect

lected   under   the   name   ORAC   5.0,   including   ORAC,

of  reactive  oxygen  species  (ROS)  that  may  cause  potential

HORAC,   NORAC,   SORAC,   and   SOAC   (Mullen   et  al.

biological  damage  has  been  termed  “oxidative  stress”  and

2011).

the   effect   of   reactive   nitrogen   species   (RNS)   has   been

termed   “nitrosative   stress”   (Kovacic   and   Jacintho   2001;

Valko  et  al.  2001;  Ridnour  et  al.  2005).  This  model  pre-

Material  and  Methods

sents   us   with   concrete   targets   for   potential   nutritional

intervention  in  order  to  maintain  optimal  health  and  sup-

Natural  SPECTRATM  total  ORAC  5.0  blend

port  healthy  aging  and  provides  a  means  to  investigate

This  full-spectrum  antioxidant  activity  product  is  a  pro-

the  direct  effects  of  nutritional  materials  on  biomarkers  of prietary  combination  of  fruit,  vegetable,  and  herb  extracts

significance   for   healthy   aging   (Broedbaek   et  al.   2013).

and  concentrates:   broccoli   powder  and   broccoli   sprouts

The   healthy   balance   in   the   body   is   comprised   of   four

concentrate,  onion  extract,  tomato  concentrate,  dried  car-

components:

rot,  spinach,  kale  concentrate,  brussel  sprout  concentrate,

1   An  appropriately  modulated,  healthy  ﬂux  of  free  radi-

whole   coffee   fruits   extract,   acerola   extract,   camu   camu

cals  and  oxidants.

powder,  acai  berry  concentrate,  mangosteen  concentrate,

2   An  appropriate  level  of  antioxidants  coupled  with  fully green  tea  extract,  apple  extract,  turmeric  concentrate,  gar-

functional  systems  to  recycle  these  antioxidants.

lic,    basil   concentrate,   oregano,   cinnamon   concentrate,

3   Robust  nutritional  support  that  helps  to  maintain  opti-

elderberry    concentrate,    blackcurrant    extract,    blueberry

mal  levels  of  supportive  antioxidants  and  cofactors.

extract,  sweet  cherry  powder,  blackberry  powder,  choke-

4   Fully    functioning    enzyme    systems    that    repair    or

berry,  raspberry  powder,  and  bilberry  extract.  The  ORAC

recycle   and   replace   damaged   cellular   materials,   for

5.0  assay  measures  antioxidant  activities  against  hydroxyl,

example,  DNA,  RNA,  enzymes,  proteins,  and  endoge-

peroxyl,   peroxynitrite,   singlet   oxygen,   and   superoxide

nous  redox  molecules  (glutathione,  vitamin  C,  vitamin

anion.   SPECTRATM   is   standardized   to   minimum   40,000

E  etc.).

lmol  trolox  equivalent  (TE)  per  gram  of  ORAC  5.0  assay

Electron  paramagnetic  resonance  (EPR)  spectroscopy  is

(Nemzer et  al. 2014).

a  technique  that  is  recognized  in  the  scientific  community as  a  gold  standard  methodology  (Dikalov  et  al.  2007)  for direct  observation  ex  vivo  or  in  vivo  of  the  formation  of

Sample  preparation  for  antioxidant

RONS.  Recently,  we  also  published  observation  of  imag-

measurements

ing  of  ROS  (Ji  et  al.  2012)  performed  in  living  animals.  It

The   sample   preparation   was   conducted   following   the

has  been  shown  that  for  studies  of  intact  tissues  and  cells,

previous   protocol   (Mullen   et  al.   2011;   Nemzer   et  al.

the   cyclic   hydroxylamine   spin   probes   offer   a   distinct

2014).     Approximately     20  mg     of     SPECTRATM     was

advantage  over  nitrone  spin  traps  to  measure  the  produc-

extracted   with   20  mL   of   ethanol/water   (70:30   v/v)   for

tion  of  superoxide  anion  and  other  radicals  due  to  the

1  h   at   room   temperature   on   an   orbital   shaker.   After

fact  that  they  yield  very  stable  products  and  strong  EPR

centrifugation   at   4164g,   the   supernatant   of   the   extract

signals.   Cyclic   hydroxylamine   spin   probes   such   as   1-

was  subjected  to  the  TAC  assay.  The  TAC  includes  the hydroxy-3-carboxy-pyrrolidine  and  1-hydroxy-3-methoxy-

determination   of   radical   scavenging   capacities   against

carbonyl-2.2.5.5-tetramethylpyrrolidine   are   very   effective

five   free   radicals,   namely,   peroxyl,   hydroxyl,   peroxyni-

scavengers   of   superoxide   radicals   (Dikalov   et  al.   1998;

trite,  superoxide  anions,  and  singlet  oxygen  radicals.  All

Fink   et  al.   2000;   Dikalov   and   Fink   2005).   The   major

results   were   expressed   as   Trolox   equivalent   per   gram

weaknesses   of   EPR   are:   (1)   it   is   expensive   and   (2)   it

(lmol  TE/g)  and  the  TAC  was  the  sum  of  the  five  indi-

requires   a   substantial   amount   of   space.   To   overcome

vidual  results.

ª  2014  VDF  FutureCeuticals,  Inc.  Food  Science  &  Nutrition  published  by  Wiley  Periodicals,  Inc.

New  Insights  on  Effects  of  a  Dietary  Supplement

B.  V.  Nemzer  et  al.

Peroxyl  radical  scavenging  capacity  (ORAC

Superoxide  anion  scavenging  assay  (SORAC

assay)

assay)

The  ORAC  assay  was  measured  according  to  a  previous

The  SORAC  assay  was  conducted  following  the  previously report  by  Ou  et  al.  (2002)  and  Huang  et  al.  (2002)  with described  method  by  Zhang  et  al.  (2009).  Hydroethidine

modification.   The   FL600   microplate   ﬂuorescence   reader

(HE)  was  used  to  measure  O   *

2     scavenging  capacity.  The

(Bio-Tek  Instruments,  Inc.,  Winooski,  VT)  was  used  with

mixture   of   xanthine   and   xanthine   oxidase   was   used   to

an   excitation   wavelength   of   485   (20  nm)   and   emission

generate   O   *

2     radicals.   Nonﬂuorescent   HE   was   oxidized

wavelength  of  530  (25  nm).  About  2,20-Azobis(2-amidi-

by  O   *

2    to  form  a  species  of  unknown  structure  that  emits

nopropane)  dihydrochloride  (AAPH)  was  used  to  generate

ﬂuorescence   signal   at   586  nm.   Addition   of   superoxide

peroxyl  radical.  Fluorescein  (FL)  was  used  as  a  ﬂuorescent dismutase  (SOD)  inhibits  the  HE  oxidation.

probe  to  indicate  the  extent  of  damage  from  its  reaction with  the  peroxyl  radical.  The  antioxidant  effect  was  mea-

sured  by  comparing  the  ﬂuorescence  time/intensity  area

Singlet  oxygen  scavenging  assay  (SOAC

under  the  curve  of  the  sample  to  that  of  a  control  with  no assay)

antioxidant.  Trolox  was  prepared  as  the  standard  solution.

The  SOAC  assay  was  modified  based  on  the  previously

Fluorescence  was  measured  every  min  for  up  to  35  min.

described  method  by  Zhao  et  al.  (2003).  HE  was  used  as a  probe  to  measure  singlet  oxygen.  The  mixture  of  H2O2

Hydroxyl  radical  scavenging  capacity

and  MoO   2*

4      was  used  to  generate  singlet  oxygen.  About

(HORAC  assay)

40  lmol/L  solution  of  HE,  2.635  mmol/L  Na2MoO4,  and

13.125  mmol/L  H2O2  working  solutions  were  prepared  in

The  assay  was  modified  according  to  a  report  by  Ou  et  al.

N,N-dimethylacetamide   (DMA).   HE   solution   (125  lL)

(2002).  Fluorescein  (FL)  was  used  as  a  ﬂuorescent  probe.

was   added   to   a   well   followed   by   addition   of   25  l   L   of

The   antioxidant   effect   was   measured   by   comparing   the

2.635  mmol/L   Na2MoO4   and   25  lL   of   13.125  mmol/L

ﬂuorescence   time/intensity   area   under   the   curve   of   the

H2O2,     respectively.     Singlet     oxygen     scavenging     was

sample  to  that  of  a  control  with  no  antioxidant.  Trolox

measured   in   a   ﬂuorescence   reader   with   an   excitation

was  used  as  the  standard  for  calibration.

wavelength    of    530  nm    and    emission    wavelength    of

620  nm.

Peroxynitrite  scavenging  capacity  (NORAC

assay)

Study  design

Peroxynitrite   (ONOO*)   scavenging   values   were   deter-

Twenty-two  healthy  participants  (13  females,  nine  males)

mined   by   monitoring   the   oxidation   of   DHR-123   based

with  a  mean  age  of  41  years  (range  21–59),  and  a  mean on  a  protocol  by  Chung  et  al.  (2001).  A  stock  solution  of body  weight  of  77  kg  (range  62–92)  entered  this  study.

DHR-123  (5  mM)  was  prepared  in  dimethylformamide,

The  study  was  carried  out  according  to  the  recommenda-

purged  with  nitrogen,  and  stored  at  *80°C.  A  working tions  for  clinical  trials  in  humans,  declaration  of  Helsinki.

solution  of  DHR-123  (final  concentration,  fc,  5  lmol/L)

All  subjects  were  in  generally  good  health  as  confirmed  by diluted  from  the  stock  solution  was  placed  on  ice  in  the

physical   examination   and   laboratory   tests   investigating

dark  before  the  experiment  started.  The  reaction  buffer lipid,  carbohydrate,  and  inﬂammatory  profiles  (see  sum-

consisting   of   90  mmol/L   sodium   chloride,   50  mmol/L

mary  Table  in  section  Results).  The  study  was  performed

sodium   phosphate   (pH   7.4),   and   5  mmol/L   potassium

in  double-blind,  single-dose,  crossover,  placebo-controlled

chloride   with   100  lmol/L   (fc)   diethylenetriaminepenta-

fashion.  Generally  accepted  contraindications  to  physical acetic  acid  (DTPA)  was  purged  with  nitrogen  and  placed exercise;  previously  diagnosed  type  1  and  2  diabetes;  fast-

on  ice  before  use.  ONOO*  scavenging  was  measured  in  a ing  glucose  >110;  C-reactive  proteins  >3;  liver  and  kidney

ﬂuorescence  reader  with  an  excitation  wavelength  of  485

impairments;   psychiatric   disorders,   other   disorders   of

(20  nm)  and  emission  wavelength  of  530  (25  nm).  Five

acute   or    chronic   nature   (gastrointestinal,    pulmonary,

minutes  after  treating  with  or  without  SIN-1  (fc  10  lmol/

renal,   cardiac,   neurological,    or   psychiatric    disorders),

L)  or  authentic  ONOO*  (fc  10  lmol/L)  in  0.3  N  sodium

known   allergies   to   foods   or   their   ingredients,   use   of

hydroxide,   the   background   and   final   ﬂuorescent   signals

weight   reducing   preparations   or   appetite   suppressants,

were   measured.   Oxidation   of   DHR-123   increased   by

b-blockers,  ACE  inhibitors,  statins,  insulin,  NSAID,  pain

decomposition   of   SIN-1   gradually,   whereas   authentic

medications,  participation  in  a  clinical  study  within  the

ONOO*  rapidly  oxidized  DHR-123  with  its  final  ﬂuores-

last  30  days  prior  to  the  beginning  of  this  study  or  during cent  signal  being  stable  over  time.

this     study     as     well     as     intake     of     vitamins/dietary

ª  2014  VDF  FutureCeuticals,  Inc.  Food  Science  &  Nutrition  published  by  Wiley  Periodicals,  Inc.

B.  V.  Nemzer  et  al.

New  Insights  on  Effects  of  a  Dietary  Supplement

supplements  2  weeks  prior  to  the  start  or  during  the  trial were  exclusion  criteria  for  participation  in  this  study.

Cellular  TNF-a  response  assay

In  addition  to  H2O2  detection,  Noxygen  Science  Transfer

Study  protocol

&  Diagnostics  GmbH  has  developed  and  validated  an  ex vivo  cellular  inﬂammatory  response  assay.  Application  of

All   22   participants   were   separated   into   the   two   groups

this  assay  provides  results  describing  changes  in  ROS  gen-

and  were  matched  for  age  and  gender  to  the  best  practi-

eration   by   blood   cells   after   stimulation   with   external

cal   and/or   possible   degree.   They   received   an   emotional

(nonendogenous)   TNF-a.   TNF-a   had   previously   been

and   general   health   evaluation   questionnaire.   At   day   0

reported  to  be  a  key  factor  of  inﬂammation  (Feuerstein

(requirement),  blood  was  drawn  after  12  h  of  fasting  per-

et  al.  1994).  The  assay  was  performed  using  blood  sam-

iod  for  performance  of  laboratory  tests  and  for  analysis

ples   from   each   of   the   study   subjects   (20  lL).   Samples

of  glucose  as  well  as  extended  Vitality  test.  Standardized were  not  analyzed  for  changes  in  TNF-a  concentration,

breakfast   (one   bread   roll   with   a   glass   of   water)   was

but   rather   for   changes   in   downstream   effects   resulting

served  at  day  0.  Standardized  breakfast  was  also  served

from   exogenous   TNF-a   challenge.   Samples   were   mixed

on  day  1  and  day  2  along  with  placebo  or  SPECTRATM

with     20  lL     solution     of     human     TNF-a     (#T6674;

100  mg   capsule,   respectively.   Capillary   blood   was   col-

Sigma-Aldrich,    St.    Louis,    MO)    and    spin    probe    1-

lected   for   performance   of   extended   Vitality   test   at   the

Hydroxy-4-phosphono-oxy-2,2,6,6-tetramethyl-piperidine

time  0,  and  also  immediately  prior  to  the  standardized

(PPH,  Noxygen  GmbH,  #  NOX-4.1)  solved  in  Krebs  He-

breakfast  on  day  0,  and  prior  to  the  standardized  break-

pes   buffer   (20  mmol/L,   pH   7.4).   Final   concentrations

fast  and  treatment  on  days  1  and  2,  as  well  as  after  1,  2,

were  40  ng/mL  TNF-a  and  500  lmol/L  PPH,  respectively.

and    3  h    after    capsule    administration.    Cardiovascular

The  mixture  filled  in  a  teﬂon,  oxygen  permeable  capillary

parameters   and   blood   pressure   were   recorded   using   a

tube   was   placed   in   the   resonator   of   EPR   spectrometer

Dinamap    XL    (Johnson    &    Johnson    Medical    GmbH,

(nOxyscan,   Noxygen   GmbH)   equipped  with   a   tempera-

Norderstedt,  Germany).

ture  and  gas  controller  BIO-III  (TGC,  Noxygen  GmbH)

for  monitoring  of  EPR  signal  within  60  min.

Detection  of  ROS  in  human  blood

The   TGC   setting   was   as   follows:   temperature   37°C,

10  mmHg  pressure,  and  4%  oxygen  concentration.  EPR

The   extended   “Vitality”   test   that   we   employed   in   this

settings:   center   field:   3472  G;   sweep   width:   60  G;   static

pilot  study  was  developed  by  Noxygen  Science  Transfer  &

field:   3458  G;   frequency:   9.76  GHz;   attenuation:   4.0  dB;

Diagnostics  GmbH  (Elzach,  Germany).  The  principle  of

microwave   power:   20  mW;   gain:   1  9  103;   modulation

the  method  is  based  upon  the  monitoring  of  ESR  signal frequency:  86.00  kHz;  modulation  amplitude:  2.2  G;  time

of   spin   probe   (CMH,   200  lmol/L)   oxidation   that   has

constant:  40.96  msec;  conversion  time:  10.24  msec;  sweep been  mixed  with  freshly  drawn  blood.  During  the  pro-

time:  5.24  sec;  number  of  scans:  10;  number  of  points:

cess,  the  blood  cells  stand  under  the  original  physiological

46;   experimental   time:   60  min.   A   kinetic   curve   slope

environment   (t  =  37°C,   pO2  =  110  mmHg)   and   remain

(EPR  signal  amplitude  vs.  time)  for  the  60  min  was  inte-

surrounded   by   blood   plasma   that   releases   biologically

grated   and   expressed   as   formation   of   ROS   lmol/L   per

available  ROS  that  interacts  in  intracellular  and  extracel-

min.

lular   space   with   CMH   to   form   a   stable   radical   CM°

(Bassenge   et  al.   1998;   Fink   et  al.   2000;   Mrakic-Sposta

et  al.   2012).   Addition   of   oxygen-sensitive   label   (NOX-

Bioavailable  NO  concentration  assay

15.1–5  lmol/L)  to  the  blood  sample  allows  us  to  monitor

Analysis    of    circulating    NO    concentration    in    human

oxygen  concentrations  and  cellular  as  well  as  mitochon-

blood,  second  key  signaling  molecule  of  vascular  physiol-

drial  oxygen  consumption  (Bobko  et  al.  2009;  Komarov

ogy  and  an  in  vivo  antioxidant,  was  performed  in  previ-

et  al.   2012).   Bench-top   EPR   spectrometer   “nOxyscan”

ous   studies   (Dikalov   and   Fink   2005;   Pisaneschi   et  al.

was    used    with    the    following    settings:    center    field:

2012).

g  =  2.011,    sweep    width:    60  G,    frequency:    9.76  GHz,

power:   20  mW,   gain:   1  9  103,   modulation   amplitude:

1.2  G,  sweep  time:  5.24  sec,  number  of  scans:  10,  number

Chemicals

of  points:  512,  total  experimental  time:  5  min.  Calibra-

The  spin  probes  1-hydroxy-3-methoxycarbonyl-2.2.5.5-te-

tion  of  EPR  signal  was  performed  using  calibration  solu-

tramethylpyrrolidine    (CMH),    1-hydroxy-4-phosphono-

tion  with  standard  concentration  of  CM°  (10  lmol/L)  or oxy-2.2.6,  6-tetramethylpiperidine  (PPH),  the  metal  chela-

oxygen  label  NOX-063  (5  lmol/L)  filled  in  to  50  lL  glass

tors    defferoxamine    (DF),    and    diethyldithiocarbamate

capillary.

(DETC).  Krebs–Hepes  buffer  (KHB),  and  the  oxygen  label

ª  2014  VDF  FutureCeuticals,  Inc.  Food  Science  &  Nutrition  published  by  Wiley  Periodicals,  Inc.

New  Insights  on  Effects  of  a  Dietary  Supplement

B.  V.  Nemzer  et  al.

NOX-15.1  were  obtained  from  Noxygen  Science  Transfer

pressure   123  ♥  4  mmHg,   did   not   exceed   the   values   of

&   Diagnostics,   CuZn   superoxide   dismutase   (SOD)   was

healthy   persons.   Mean   values   of   laboratory   parameters

obtained  from  Sigma–Aldrich  (St.  Louis,  MO).  All  other from  all  study  participants  at  day  “0”  are  depicted  below chemicals  and  reagents  used  were  of  analytical  grade  and in  the  Table  2.

were   purchased   from   Sigma–Aldrich   unless   otherwise

Detection  of  ROS  was  performed  with  extended  Vitality specified.

test  protocol  which  allows  analysis  for:

1  “total”—(extracellular/intracellular)  generation  of  ROS/

Statistical  analysis

cellular  oxygen  consumption;

2  “extracellular”—generation  of  O   *

2   /cellular  oxygen  con-

All  statistical  analyses  were  performed  with  the  SigmaPlot sumption  by  addition  of  SOD  (50  U/mL);

11.0  (Chicago,  IL).  P  value  was  calculated  using  one-way

3  “extracellular”—generation    of    H2O2/cellular    oxygen

ANOVA   with   Holm-Sidak   method,   and   P  <  0.05   was

consumption  by  addition  of  catalase  (50  U/mL);

considered  as  statistically  significant.

4  “mitochondrial”—generation    of    mitochondrial    O   *

2   /

mitochondrial   oxygen   consumption   by   addition   of

Results

Antimycin  A  (10  lmol/L).

As    Figure  1    immediately    below    demonstrates,    at

The   biological   active   phytochemical   compounds,   vita-

60  min  after  100  mg  single-dose  SPECTRATM  administra-

mins,  minerals,  and  TAC  per  100  mg  serving  size  of  the tion  we  observed  a  significant  decrease  in  total  generation

SPECTRATM  are  summarized  in  Table  1.

of  ROS/metabolic  activity  of  blood  cells  in  human  volun-

According   to   the   study   protocol,   we   recruited   nine

teers.  These  effects  persisted  for  another  2  h  followed  by  a male  and  13  female  generally  healthy  participants  between significant  trend  toward  baseline  3  h  after  administration.

the   ages   of   21   and   59  years   and   with   body   weight   of

77.4  ♥  10.2  kg   and   BMI   of   26.3  ♥  2.2   (typical   for   an

industrial  country  like  Germany).  Cardiovascular  parame-

Table  2.   Laboratory   parameters—hemogram,   metabolic-,   inflamma-

ters    such    as    heart    rate    67  ♥  8  bit/min,    and    blood

tory-,  and  lipid-profile.

Inflammatory

Table  1.   Biological   active   compounds   and   TAC   for   SPECTRATM   per

Hemogram

parameters

serving  size  100  mg.

Hemoglobin

14.1  ♥  1.3

Leukocytes  (tsd/lL)

5.7  ♥  1.6

Units

Result

(g/dL)

Erythrocytes

4.7  ♥  0.4

Neutrophils

3.0  ♥  1.0

Phytochemical  compound

(mio/lL)

absolute  (tsd/lL)

Glucosinolates

mg

0.1

Hematocrit  (%)

40.9  ♥  3.6

Neutrophils  (%)

52.9  ♥  7.5

Quercetin

mg

10.8

MCH  (pg)

30.1  ♥  1.2

Eosinophil

0.15  ♥  0.10

Lycopene

l

g

43

absolute  (tsd/lL)

Chlorogenic  acids

mg

6.7

MCV  (fL)

87.1  ♥  3.0

Eosinophil  (%)

2.5  ♥  1.2

Vitamin  C

mg

1.2

MCHC  (g/dL)

34.5  ♥  0.8

Lymphocytes

2.0  ♥  0.6

Catechins

mg

10.3

absolute  (tsd/lL)

Allicin

l

g

10Immature

0.3  ♥  0.1

Lymphocytes  (%)

35.0  ♥  6.9

Alliin

l

g

20granulocytes

Anthocyanins

mg

0.5

(%)

Vitamin  E

lg

13.4

Thrombocytes

218.0  ♥  52.2      CRP  (mg/L)

2.7  ♥  2.3

Beta-carotene

lg

36.4

(tsd/lL)

Folate

lg

1.2

Vitamin  K

lg

3.1

Calcium

mg

0.77

Metabolic-profile

Lipid-profile

Magnesium

mg

0.53

Insulin  (mU/L)

10.6  ♥  6.5

Triglyceride/neutral      124.8  ♥  72.3

Potassium

mg

4.3

fat  (mg/dL)

Activity  against  individual  radicals

Glucose  in

90.7  ♥  10.2      Cholesterol

217.7  ♥  54.7

Activity  against  peroxyl  radicals

lmol  TE

1070

serum  (mg/dL)

Activity  against  hydroxyl  radicals

lmol  TE

1511

Glucose/whole

73.2  ♥  9.7

HDL  cholesterol

51.7  ♥  22.6

Activity  against  peroxynitrite

lmol  TE

110

blood  (mg/dL)

(mg/dL)

Activity  against  superoxide  anion

lmol  TE

1337

Homa-index

2.3  ♥  1.7

VLDL  cholesterol

24.2  ♥  14.4

Activity  against  singlet  oxygen

lmol  TE

417

(mg/dL)

(mg/dL)

Total  activity

lmol  TE

4445

LDL  cholesterol

141.8  ♥  40.1

(mg/dL)

TAC,  total  antioxidant  capacity.

ª  2014  VDF  FutureCeuticals,  Inc.  Food  Science  &  Nutrition  published  by  Wiley  Periodicals,  Inc.

B.  V.  Nemzer  et  al.

New  Insights  on  Effects  of  a  Dietary  Supplement

Figure  1.   Effect   of   SPECTRATM

Figure  2.   Effect   of   SPECTRATM   on   cellular   oxygen   consumption   of

on   cellular   “total”   ROS  generation/

blood   cells   collected   from   human   volunteers.   Oxygen   consumption

metabolic  activity  in  human  participants.  Detection  of  reactive  oxygen analysis  was  performed  with  the  same  blood  samples  using  spin  label

species   was   performed   using   spin   probe   CMH   (200  lmol/L)   and

NOX-15.1  (5  lmol/L)  and  bench-top  EPR  spectrometer  nOxyscan  in  22 bench-top  EPR  spectrometer  nOxyscan  in  22  generally  healthy,  fasted generally  healthy,  fasted  (minimum  12  h)  participants.  Blue  columns

(minimum  12  h)  participants.  Blue  columns  (control):  prior  to  and  60,

(control):   prior   to   and   60,   120,   180  min   after   consumption   of

120,   180  min   after   consumption   of   standard   breakfast   (bread   roll

standard   breakfast   (bread   roll   with   glass   of   water);   red   columns

with   glass   of   water);   red   columns   (placebo):   after   consumption   of

(placebo):   after   consumption   of   standard   breakfast   and   placebo

standard    breakfast    and    placebo    capsule;    and    green    columns

(SPECTRATM):  after  consumption  of  standard  breakfast  and  SPECTRATM

capsule;   and   Green   columns   (SPECTRATM):   after   consumption   of

standard   breakfast   and   SPECTRATM   capsule.   Observation   of   oxygen

capsule.  For  EPR  settings,  please  refer  to  material  and  methods.  Data

concentration     changes     was     possible     due     to     optimization     of

are  mean  (n  =  22)  ♥  SEM,  *P  <  0.05  versus  value  “before.”  CMH,  1-

modulation   amplitude   1  G,   which   makes   it   possible   to   follow   EPR

hydroxy-3-methoxycarbonyl-2.2.5.5-tetramethylpyrrolidine; EPR, electron amplitude  of  separately  appearing  CM-radical  and  oxygen  label  EPR paramagnetic resonance.

lines.    Data    are    mean  ♥  SEM    (n  =  22),    *P  <  0.05    versus    value

“before.”  EPR,  electron  paramagnetic  resonance.

Under  pathological  conditions,  increased  oxidative  stress

itself   can   alter   oxygen   levels.   Changes   in   oxygen   levels

may  subsequently  affect  mitochondrial  oxygen  consump-

tion.  In  order  to  circumvent  this  problem,  EPR  method

0.20

Control    Placebo     SpectraTM

has  been  developed  for  measuring  superoxide  and  oxygen

consumption    in    mitochondrial    respiratory    complexes

0.15

using   the   oxygen   labels   such   as   NOX-15.1   (Mariappan

et  al.  2009).  By  using  a  gas  controller  and  nontoxic  spin

label   NOX-15.1,   we   were   able   to   measure   oxygen   con-

0.10

sumption   simultaneously   during   detection  of  ROS.   The

merit   of   this   method   is   that   it   allows   us   to   measure

0.05

superoxide  production  and  oxygen  consumption  in  paral-

lel  using  the  same  incubation  medium  and  substrate  con-

centration    in    each    blood    sample.    Simultaneously    to

0.00

Before

1 h after

2 h after

3 h after

changes   in   levels   of   ROS,   we   observed   a   significant

increase  in  cellular  oxygen  consumption  (Fig.  2)  as  well

Figure  3.   Influence    of    SPECTRATM     on    “mitochondrial”    oxygen

as  mitochondrial  oxygen  consumption  (Fig.  3)  after  1  h

consumption    of    blood    cells    collected    from    human    participants.

of   SPECTRATM

Mitochondrial  oxygen  consumption  was  performed  in  the  same  blood

ingestion.   These   levels   continued   to   be

samples   using   spin   label   NOX-15.1   (5  lmol/L)   and   bench-top   EPR

slightly  elevated  during  the  next  2  h.  These  findings  sug-

spectrometer   nOxyscan   after   addition   of   Antimycin   A   (10  lmol/L)

gest  optimization  of  redox  balances  and  optimization  of

prior   to   and   at   60,   120,   180  min   after   consumption   of   standard

respiratory    activity    of    mitochondria    factors    that    are

breakfast  (bread  roll  with  glass  of  water).  Blue  columns  (control):  prior important  for  healthy  aging  (Dikalova  et  al.  2010;  Naza-

to   and   60,   120,   180  min   after   consumption   of   standard   breakfast

rewicz  et  al.  2013).  The  same  pattern  as  cellular  ROS  gen-

(bread    roll    with    glass    of    water);    red    columns    (placebo):    after

eration  was  recognized  in  the  mitochondrial  generation  of consumption  of  standard  breakfast  and  placebo  capsule;  and  green

ROS  after  SPECTRATM

columns  (SPECTRATM):  after  consumption  of  standard  breakfast  and administration.  It  decreased  signif-

SPECTRATM    capsule.    The    values    of    oxygen    consumption    were

icantly  after  1  h  and  continued  to  decrease  for  the  next calculated  as  delta  value  between  “total”  and  “Antimycin  A”  sample.

2  h  (Fig.  4).  Although  generation  of  ROS  in  the  control

Data  are  mean  ♥  SEM,  P  <  0.05  versus  value  “before.”  EPR,  electron

and    placebo    group    showed    nonsignificant    tendencies

paramagnetic  resonance.

ª  2014  VDF  FutureCeuticals,  Inc.  Food  Science  &  Nutrition  published  by  Wiley  Periodicals,  Inc.

New  Insights  on  Effects  of  a  Dietary  Supplement

B.  V.  Nemzer  et  al.

0.60

Control     Placebo     SpectraTM

1.25

Control     Placebo     SpectraTM

0.50

1.10

0.40

0.95

0.30

0.20

0.80

Before

1 h after

2 h after

3 h after

Before

1 h after

2 h after

3 h after

Figure  4.   Effect  of  SPECTRATM   on  “mitochondrial”  ROS  generation

Figure  5.   Influence    of    SPECTRATM    on    “extracellular”    superoxide

in    blood    cells    collected    from    human    volunteers.    Detection    of

(O   *

2   )   formation   in   blood   cells   collected   from   human   volunteers.

mitochondrial  ROS  generation  was  performed  using  spin  probe  CMH

Superoxide   formation   was   analyzed   in   human   blood   using   EPR

(200  lmol/L)    and    bench-top    EPR    spectrometer    nOxyscan    after

spectrometer  nOxyscan,  spin  probe  CMH  (200  lmol/L)  after  addition addition  of  Antimycin  A  (10  lmol/L)  in  the  blood  samples  taken  prior of  SOD  (50  U/mL)  in  the  blood  samples  taken  prior  to  and  at  60,  120,

to  and  at  60,  120,  180  min  after  consumption  of  standard  breakfast

180  min   after   consumption   of   standard   breakfast   (bread   roll   with

(bread  roll  with  glass  of  water).  Blue  columns  (control):  prior  to  and glass  of  water).  Blue  columns  (control):  prior  to  and  60,  120,  180  min

60,  120,  180  min  after  consumption  of  standard  breakfast  (bread  roll

after   consumption   of   standard   breakfast   (bread   roll   with   glass   of

with   glass   of   water);   red   columns   (placebo):   after   consumption   of

water);    Red    columns    (placebo):    after    consumption    of    standard

standard    breakfast    and    placebo    capsule;    and    green    columns

breakfast   and   placebo   capsule;   and   Green   columns   (SPECTRATM):

(SPECTRATM):     after     consumption     of     standard     breakfast     and

after  consumption  of  standard  breakfast  and  SPECTRATM  capsule.  The

SPECTRATM   capsule.   The   values   of   ROS   generation   were   calculated

values of superoxide generation were calculated as delta value between

as   delta   value   between   “total”   and   “Antimycin   A”   sample.   Data

“total”  and  “SOD”  sample.  Data  are  mean  ♥  SEM  (n  =  22),  *P  <  0.05

are     mean  ♥  SEM     (n  =  22),     *P  <  0.05     versus     value     “before.”

versus   value   “before.”   CMH,   1-hydroxy-3-methoxycarbonyl-2.2.5.5-

CMH,  1-hydroxy-3-methoxycarbonyl-2.2.5.5-tetramethylpyrrolidine;  EPR,

tetramethylpyrrolidine; EPR, electron paramagnetic resonance.

elec-tron  paramagnetic  resonance;  ROS,  reactive  oxygen  species.

toward   depletion   of   ROS   formation,   this   is   consistent

with  previous  observations  collected  from  nonathletically

1.40

Control     Placebo     SpectraTM

trained  participants  (B.  Fink,  unpubl.  data).  In  addition

to   the   decrease   in   “total”   ROS   generation   and   oxygen

consumption,   the   administration   of   a   single   dose   of

1.20

SPECTRATM  significantly  inhibited  generation  of  extracel-

lular  NADPH  oxidase-dependent  superoxide  (O   *

2   ,  Fig.  5)

and    peroxidase-dependent    hydrogen    peroxide    (H2O2,

1.00

Fig.  6).   The   possibility   for   such   regulatory   effects   on

NADPH-oxidases  activity  suggests  that  SPECTRATM   may

help  support  cardiovascular  health  in  healthy  aged  sub-

jects  (Wyche  et  al.  2004;  Dikalov  et  al.  2012).  Compared

0.80

Before

1 h after

2 h after

3 h after

to  the  “total”  ROS  generation,  the  values  of  both  super-

oxide  and  hydrogen  peroxide  generation  in  the  control  as

Figure  6.   Influence  of  SPECTRATM  on  extracellular  H2O2  formation  in well  as  in  the  placebo  group  showed  nonsignificant  deple-

blood   cells   collected   from   human   volunteers.   H2O2   formation   was

analyzed  in  human  blood  using  EPR  spectrometer  nOxyscan,  spin  probe tion  tendencies  over  the  observation  period.

CMH  (200  lmol/L)  after  addition  of  catalase  (50  U/mL)  in  the  blood

In   order   to   provide   more   robust   scientific  proof   on

samples  taken  prior  to  and  at  60,  120,  180  min  after  consumption  of

inhibition   of   peroxidase   activities,   which   are   linked   to

standard   breakfast   (bread   roll   with   glass   of   water).   Blue   columns

inﬂammatory  response,  we  performed  analysis  of  ex  vivo

(control):  prior  to  and  60,  120,  180  min  after  consumption  of  standard

changes   in   cellular   ROS   (almost   hydrogen   peroxide,

breakfast  (bread  roll  with  glass  of  water);  red  columns  (placebo):  after

H2O2)   formation   after   a   challenge   by   stimulation   with

consumption  of  standard  breakfast  and  placebo  capsule;  and  green externally  introduced  TNFa.  TNFa  is  recognized  as  one columns  (SPECTRATM):  after  consumption  of  standard  breakfast  and

SPECTRATM  capsule.  The  values  of  H

of   the   key   mediators   of   inﬂammation   that   is   directly

2O2  generation  were  calculated  as

delta    value    between    “total”    and    “catalase”    sample.    Data    are

linked   to   ROS   generation   and   apoptosis.   We   demon-

mean  ♥  SEM   (n  =  22),   *P  <  0.05   versus   value   “before.”   CMH,   1-

strated   significant   inhibition   of   cellular   response   after

hydroxy-3-methoxycarbonyl-2.2.5.5-tetramethylpyrrolidine; EPR, electron

administration  of  SPECTRATM   (Fig.  7).  Another  example

paramagnetic resonance.

ª  2014  VDF  FutureCeuticals,  Inc.  Food  Science  &  Nutrition  published  by  Wiley  Periodicals,  Inc.

B.  V.  Nemzer  et  al.

New  Insights  on  Effects  of  a  Dietary  Supplement

0.12

30.00

Control      Placebo      SpectraTM

Placebo

Spectra-TM

0.09

20.00

0.06

10.00

0.03

0.00

Figure  7.   Inhibition      of      TNFa-induced      “cellular      inflammatory

Figure  8.   Influence  of  SPECTRATM  on  circulating  NO  concentration  in

response”   after   single   dose   of   SPECTRATM   in   blood   cells   collected

blood   of   human   volunteers.   Bioavailable   NO   level   was   analyzed   in

from  human  volunteers.  This  testing  measured  response  of  blood  cells

human   blood   according   to   material    and   methods   described   by

after   chemical   insult   by   stimulation   with   40  ng/mL   of   exogenous

protocol    detection    of    circulating    NOHb    concentration    in    blood

human  TNFa.  As  expected,  this  stimulation  subsequently  induced  ROS

samples.   Green   column   (placebo):   180  min   after   consumption   of

(H2O2)  formation.   Levels   of   H2O2   in  blood   samples   from   the   study

standard     breakfast     and     placebo     capsule;     and     Blue     column

subjects     were     analyzed     using     EPR     spectrometer     nOxyscan,

(SPECTRATM):  180  min  after  consumption  of  standard  breakfast  and nonmembrane  permeable  spin  probe  PPH  (500  lmol/L).  Blue  column

SPECTRATM    capsule.    Data    are    mean  ♥  SEM    (n  =  22),    *P  <  0.01

(control):  180  min  after  consumption  of  standard  breakfast  (bread  roll versus  placebo.

with     glass     of     water);     red     column     (placebo):     180  min     after

consumption  of  standard  breakfast  and  placebo  capsule;  and  Green

column   (SPECTRATM):   180  minutes   after   consumption   of   standard

The   previously   reported   cardiosupportive   action   of

breakfast  and  SPECTRATM   capsule.  The  accumulation  of  oxidized  PP-

quercetin,  one  of  the  major  active  compounds  in  SPEC-

radical   was   observed   during   1  h   incubation   at   37C   and   40  mmHg

TRATM,  was  described  as  a  compound  attenuating  oxida-

oxygen   partial   pressure.   Data   are   mean  ♥  SEM   (n  =  22),   P  <  0.01

tive    stress    by    depletion    of    serum    and    tissue    MDA

versus  placebo.  Baseline  and  posttreatment  levels  of  TNF-a  were  not measured.  ROS,  reactive  oxygen  species.

(malondialdehyde)  formation  and  moderate  incrementa-

tion  of  antioxidant  reserves  (Annapurna  et  al.  2009).  Such cardiosupportive  effects  may  be  caused  by  inhibition  of

of   the   multifaceted   effect   of   SPECTRATM,   especially   in

mitochondrial  ROS  generation,  which  have  been  demon-

terms  of  potential  for  support  of  cardiovascular  health,  is strated  in  this  clinical  study  (Fig.  4).  Possible  explanation normalization  of  “nitrosative  stress,”  which  may  be  evalu-

of  that  mechanism  was  proposed  by  Chen  et  al.  (2013)

ated  based  on  analysis  of  bioavailable  circulating  NO  con-

wherein  it  was  reported  that  inhibition  of  doxorubicin-

centration  in  vivo  (Pisaneschi  et  al.  2012).  Detection  of

dependent   cardiomyocyte   oxidative   damage   was   caused

circulating  NO  concentration  in  whole  blood  of  partici-

by  uncoupling  of  mitochondria.  Another  cardiosupportive pants  after  administration  of  SPECTRATM  showed  signifi-

mechanism   of   quercetin   has   been   suggested   in   recent

cant  increase  in  the  level  of  NO  (Fig.  8).

studies  that  reported  the  inhibitory  effects  of  quercetin  on inducible  NO  synthase  over  TNF-a  and  on  inﬂammatory

Discussion

gene  expression  (Wadsworth  and  Koop  2001;  Wadsworth

et  al.  2001;  Boesch-Saadatmandi  et  al.  2011).  It  has  been

In  this  pilot  study,  we  delivered  evidence  expanding  on

shown   that   these   effects   as   well   as   predisposition   of

the  introduction  of  the  free  radical  theory  of  aging  pro-

inﬂammatory  cascade  components  begin  with  phenotypic

posed  by  Harman  (1956).  Thereafter,  in  1969,  the  discov-

differences   in   redox-enzymes   such   as   NADPH   oxidase

ery  of  the  enzyme  superoxide  dismutase  (SOD),  provided

(Wyche  et  al.  2004),  GSH  reductase  (Bailey  et  al.  2014),

further  convincing  evidence  suggesting  the  importance  of

catalase   (Suvorava   et  al.   2005),   heme   oxygenase   (Seo

healthy  levels  of  free  radicals  in  living  systems  (McCord et  al.  2013)  and  play  an  important  role  in  inﬂammatory and  Fridovich  1969),  and  the  possible  use  of  nutritional

responses.   In   this   study,   we   observed   the   modulatory

supplements  to  maintain  “optimal  health”  by  modulating

effect   of   SPECTRATM   on   increases   in   ROS   generation

the   extent   of   “oxidative   and   nitrosative   stress.”   The

brought  about   due  to  challenge   with   exogenous  TNF-a

observed  multifaceted  biological  effects  of  SPECTRATM  on

(Fig.  7)  as  well  as  on  preservation  of  bioavailable  NO  by

“oxidative  and  nitrosative  stress”  may  be  directly  attribut-

reduction  in  cellular  and  mitochondrial  ROS  formation

able  to  the  supplement’s  biologically  active  compounds  as

(Fig.  8).

well    as    substrates    required    for    healthy    function    of

Tea  polyphenols  known  as  catechins  are  present  in  two enzymes  involved  in  redox  regulation  reported  in  Table  1.

SPECTRATM   components—green   tea   extract   and   apple

ª  2014  VDF  FutureCeuticals,  Inc.  Food  Science  &  Nutrition  published  by  Wiley  Periodicals,  Inc.

New  Insights  on  Effects  of  a  Dietary  Supplement

B.  V.  Nemzer  et  al.

extract.  Previous  studies  (Yamamoto  et  al.  2004;  Manach to  measure  the  inﬂuence  of  SPECTRATM  on  all  four  com-

et  al.  2005)  reported  that  catechins  may  increase  the  anti-

ponents  of  the  “healthy  aging  hypothesis.”  The  strength oxidant  capacity  of  human  plasma,  which  in  turn  could of  the  signals  generated  by  cyclic  hydroxylamines  and  the support  cardiovascular  health,  improvement  of  processes ability  to  use  the  technology  to  study  changes  that  occur associated  with  lipoprotein  oxidation,  blood  aggregation,

at  the  level  of  cellular  components  such  as  mitochondria,

and   changes   in   lipid   profiles.   Other   studies   (Imai   and

vessels,  cells,  and  human  blood  (Fink  et  al.  2000;  Mrakic-

Nakachi  1995;  Sesso  et  al.  1999;  Nakachi  et  al.  2000;  Sas-

Sposta  et  al.  2012)  allow  us  to  follow  quantifiable  biologi-

azuki  et  al.  2000;  Sano  et  al.  2004;  Kuriyama  et  al.  2006;

cal  effects  in  healthy  human  subjects.  CMH  was  adopted

Kuriyama  2008)  also  suggested  that  tea  polyphenols  con-

due  to  the  fact  that  it  is  a  molecule  capable  of  diffusion sumption  may  promote  cardiovascular  health  due  to  acti-

in   cell   compartments,   including   mitochondria   (Dikalov

vation  of  CuZn-SOD  activity  and  by  increasing  enzyme

et  al.  2011).  Indeed,  due  to  its  particular  physical-chemi-

expression  a  parameter  also  observed  by  SOD-dependent

cal  properties,  the  CMH  probe  is  able  to  cross  biological

extracellular  O   *

2    generation  (Fig.  5)  in  this  current  study.

membranes,  thereby  detecting  ROS  both  in  plasma  and

Earlier   science   has   suggested   that   dietary   chlorogenic

intracellular   compartments.   In   this   way,   EPR   measure-

acids  (CGA)—the  major  group  of  coffee   polyphenols—

ments  enable  us  to  make  relative  quantitative  determina-

may  reduce  the  oxidative  stress  and  improve  nitric  oxide tions  of  ROS  production  rates  in  human  blood  samples.

bioavailability  by  inhibiting  excessive  production  of  reac-

Additionally,  owing  to  its  high  efficiency  in  radical  detec-

tive   oxygen   species   in   the   vasculature,   and   lead   to   the

tion,  CMH  probe  can  be  used  at  very  low  concentrations attenuation  of  endothelial  dysfunction  (Ohga  et  al.  2009;

(0.2  mmol/L)   compared   to   spin   traps   (10–50  mmol/L),

Yan   et  al.   2013).   Others   reported   that   the   initial   CGA

an  attribute  that  minimizes  side-effects  of  the  probes  on metabolite,  caffeic  acid,  significantly  increased  superoxide cell  physiology.  Moreover,  CMH  rapidly  reacts  and  allows

dismutase,   catalase,   and   glutathione   peroxidase   activity

radical   detection   via   a   single   chemical   reaction,   while

and  lowered  plasma  glucose  concentration  (Rustan  et  al.

other  probes  require  at  least  two  reactions  that  may  cause

1997;  Jung  et  al.  2006).  CGA  has  also  been  examined  in artifacts  by  interaction  of  two  byproducts  (Zielonka  et  al.

human  studies  for   possible   effects  upon   blood   pressure

2005).

and  vasoreactivity  effects  (Watanabe  et  al.  2006).

In  addition  to  the  above-reported  biological  effects  on

Observation   of   allicin   showed   spontaneous   inhibition

oxidative   and   nitrosative   parameters,   we   observed   an

and  TNF-a  induced  secretion  of  proinﬂammatory  cyto-

additional  effect  of  lowering  of  glucose  concentrations  in

kines   and   chemokines   from   intestinal   epithelial   cells

the  participants’  blood  (Fig.  9)  that  may  have  been  asso-

(Lang  et  al.  2004).  Allicin  can  permeate  epithelial  and  red ciated  with  increases  of  mitochondrial  oxygen  consump-

blood   cells   membranes   of   phospholipids   bilayers,   carry

tion  as  well  as  metabolic  activity  of  cells.  Such  possible out  its  activity  intracellularly,  and  interact  with  SH  groups effect  of  SPECTRATM  is  worthy  of  further  investigation.

(Miron  et  al.  2000).

Biologically   active   compounds   as   well   as   microele-

ments,   vitamins,   and   enzymes   in   natural   supplement

130

Control

Placebo

SpectraTM

SPECTRATM   may  participate  and  support  the  regulation

of  degree  from  “oxidative  and  nitrosative  stress.”  Previous clinical  studies  have  reported  that  administration  of  vita-

115

min  C  (Bassenge  et  al.  1998)  or  vitamin  E  (Mah  et  al.

2013)  in  low  dosages  were  able  to  inhibit/restore  endothe-

lial   dysfunction,   a   consequence   of   excessive   “oxidative

100

and  nitrosative  stress.”  Therefore,  it  may  be  possible  that

components  of  SPECTRATM   may  contribute  in  unfolding

activity  of  biologically  active  enzymes.

Initially,  the  Total  ORACFN   assay  was  used  to  deter-

85

mine  SPECTRATM’s  ability  to  modulate  the  in  vitro  anti-

oxidant   scavenging   capacity   of   five   major   free   radicals

(peroxyl,  superoxide  anion,  hydroxyl,  singlet  oxygen,  and

70

peroxynitrite)   that   are   naturally   produced   in   the   body.

Fasting

1 h after

2 h after

3 h after

This   product   has   been   standardized   to   deliver   a   total

Figure  9.   Changes

in

blood

glucose

concentration

after

minimum   ORACFN   of   40,000  lmol  TE/g.   In   order   to

supplementation   of   standard   breakfast   with   or   without   placebo/

confirm  that  SPECTRATM  could  exert  any  activity  in  vivo,

SPECTRATM.    Data    are    mean  ♥  SEM    (n  =  22),    *P  <  0.025    versus

we  employed  the  extended  “Vitality”  test,  which  allows  us placebo.

ª  2014  VDF  FutureCeuticals,  Inc.  Food  Science  &  Nutrition  published  by  Wiley  Periodicals,  Inc.

B.  V.  Nemzer  et  al.

New  Insights  on  Effects  of  a  Dietary  Supplement

Conclusions

Broedbaek,  K.,  V.  Siersma,  T.  Henriksen,  A.  Weimann,  M.

Petersen,  J.  Andersen,  et  al.  2013.  Association  between

For  the  first  time,  we  were  able  to  measure  the  biological urinary  markers  of  nucleic  acid  oxidation  and  mortality  in

effects   of   a   natural   dietary   supplement   on   changes   of

type  2  diabetes:  a  population-based  cohort  study.  Diabetes

“oxidative   and   nitrosative   stress   markers”   and   cellular

Care  36:669–676.

metabolic  activity  through  the  use  of  the  extended  “Vital-

Chen,  J.,  R.  Hu,  and  H.  Chou.  2013.  Quercetin-induced ity  Test.”  Unique  activity  of  SPECTRATM  suggests  poten-

cardioprotection  against  doxorubicin  cytotoxicity.  J.

tial   for   the   use   of   the   supplement   in   modulation   of

Biomed.  Sci.  20:95.

oxidative     stress,     NO     bioavailability,     inﬂammatory

Chung,  H.,  H.  Choi,  J.  Park,  J.  Choi,  and  W.  Choi.  2001.

response,  blood  glucose  levels,  and  ultimately  supporting

Peroxynitrite  scavenging  and  cytoprotective  activity  of

“optimal  health.”

2,3,6-tribromo-4,5-dihydroxybenzyl  methyl  ether  from  the marine  alga  Symphyocladia  latiuscula.  J.  Agric.  Food  Chem.

49:3614–3621.

Acknowledgments

Dikalov,  S.,  and  B.  Fink.  2005.  ESR  techniques  for  the

Herewith  we  thank  Dr.  V.  Kagan  (Director  of  the  Center detection  of  nitric  oxide  in  vivo  and  in  tissues.  Methods for  Free  Radical  and  Antioxidant  Health,  Vice-Chairman

Enzymol.  396:597–610.

of  the  Environmental  and  Occupational  Health  Depart-

Dikalov,  S.,  M.  Skatchkov,  B.  Fink,  O.  Sommer,  and  E.

ment  at  the  University  of  Pittsburgh)  and  Dr.  A.  M.  Za-

Bassenge.  1998.  Formation  of  reactive  oxygen  species  in fari  (Associate  Professor  of  Medicine  and  Director  of  the

various  vascular  cells  during  glyceryltrinate  metabolism.

Cardiovascular   Training   Program   at   Emory   University

J.  Cardiovasc.  Pharmacol.  Ther.  3:51–62.

School   of   Medicine),   John   M.   Hunter,   and   Brad   Evers

Dikalov,  S.,  K.  K.  Griendling,  and  D.  G.  Harrison.  2007.

(FutureCeuticals,  Inc.)  for  review  and  helpful  discussion

Measurement  of  reactive  oxygen  species  in  cardiovascular during  editing  of  this  manuscript.  The  authors  also  thank studies.  Hypertension  49:717–727.

Dr.  Luis  Valera  for  his  independent  statistical  analysis  of

Dikalov,  S.,  I.  Kirilyuk,  M.  Voinov.  and  I.  A.  Grigor’ev.  2011.

EPR  detection  of  cellular  and  mitochondrial  superoxide data  reported  in  this  article.

using  cyclic  hydroxylamines.  Free  Radic.  Res.  45:417–430.

Dikalov, S., W. Li, A. Doughan, R. Blanco, and A. Zafari. 2012.

Conflict  of  Interest

Mitochondrial reactive oxygen species and calcium uptake

regulate activation of phagocytic NADPH oxidase. Am. J.

None  declared.

Physiol. Regul. Integr. Comp. Physiol. 302:R1134–R1142.

Dikalova,  A.,  A.  Bikineyeva,  K.  Budzyn,  R.  Nazarewicz,  L.

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ª  2014  VDF  FutureCeuticals,  Inc.  Food  Science  &  Nutrition  published  by  Wiley  Periodicals,  Inc.

Brief  summary  of  proof-‐of-‐concept clinical  trial  to  evaluate  the  efficacy  of  HydroMax™  adjunct  to a

carbohydrate-‐electrolyte  solution  in  healthy  subjects  with  dehydration/thermoregulatory   stress  during

exercise

Objective:   To  assess  the  effects  of  HydroMax™  on  biomarkers  of  hydration  status,  total  body  water  and intracellular  fluid  status,  and  subjective  ratings  of  exertion  when  added  to  a  standard  CHO/Electrolyte solution under exercise  conditions of dehydration/ thermoregulatory stress.

Study  Design:

 •

Randomi zed, single-‐blinded,  crossover  trial  in  healthy,  recreationally  active adults:  N=3  (1  female/  2  males);

three  total  visits  to  lab  ([1]  screen/baseline  assessment;  [2]  Trial  A/B;  [3]  Trial  B/A)

 •

(A)  12 fl.  oz  (354  mL)  of  carbohydrate-electrolyte   solution  vs.  (B)  12  fl.  oz  carbohydrate-electrolyte   solution  + 2g

HydroMax™  consumed prior  to  60min  bicycle  ergometer

exercise  stress  test

 •

Baseline  measurements,  before  and  after  the  60  min  cycle  ergometer  for  various biomark ers  of  hydration/fluid balance  status

 •

60min  exercise  bout  on  cycle  ergometer  at  HR  equiv to  65%  VO2  max;  RPE  measured  at  the  30min  (mid-‐point of  exercise  bout)  and  60min  mark  (during  last  minute  of  exercise  bout)

Primary  Objective:

 •

Dependent  Variables  at  Visits  2  and  3:  Nude  Bodyweight;  Usg,  Uosm,  Ucr,  Usodium,  Plasma  Hgb/Hct,

Plasma Osm, Plasma Cr, Plasma sodium (Chem panel +  Hgb/Hct +  Plasma Osm); BIA  for TBW, ICF & ECF; RPE

(pre, 30min  into  exercise  stress, immediately  post-‐exercise)

Comments  on  Preliminary Pilot Data:

 •

In  general,  notable  findings  for  the  carbohydrate-electrolyte  solution  +  HydroMax™  trial  were:  1)  less decrease  in  nude  body  weight;  2)  less loss  of  total  body  water  (TBW,  in  fact  it  increased  slightly  during the  trial);  lower  rating  of  perceived exertion (RPE); and 4) less of a decrease in plasma volume (as measured by changes in hematocrit, HCT).

 •

Given  the  use  of  a  well-‐established, effective  carbohydrate/electrolyte  rehydration  solution  as  the comparator, these  subtle,  yet  consistent  differences  demonstrating  the  potential  superiority  of  the carbohydrate-electrolyte  solution  +  low  dose  HydroMax™ appear very promising.

 •

These  preliminary  data  suggests  (within  the  confines  and  limitations  of  this  small  pilot)  there  is  credence to  the hypothesis  that  HydroMax  is  providing  additive  hydration,  thermoregulatory  support  beyond  a leading  6% carb/electrolyte solution under exercise  conditions with exercise stress in healthy  adults.

2

Table  1:  Data  represent  the  average  %  change  from  baseline  (pre-‐exercise)  during  the  Carbohydrate-Electrolyte

Solution  trial  vs.  the Carbohydrate-Electrolyte Solution  plus  HydroMax™  trial.  Each  subject  served  as  their  own control.

2

September 2017

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Key references related to the physiological benefits of Palatinose™

PalatinoseTM – a carbohydrate with unique physiological properties

Palatinose™   (generic   name:   isomaltulose)   is   a   disaccharide   carbohydrate   derived   from   sucrose   by   enzymatic

rearrangement  of  the  linkage.  The  different  linkage  turns  Palatinose™  into  a  “slow  release  carbohydrate”  with  a

unique  combination   of  physiological  properties:  As  result  of  its  slow  yet  complete   digestion   and   absorption,

Palatinose™  has a  low  effect  on  blood glucose levels (GI: 32)  and  insulin  release.  It  provides carbohydrate  energy  in a  more  balanced  way  over  a  longer  period  of  time.  And  thus  it  contributes  to  modern  energy  management  with characteristics like steadier energy supply and a higher contribution of fat oxidation. Apart from that, Palatinose™ is

kind   to  teeth.   The   slow   release   properties,  the  higher   fat  oxidation   and   tooth-friendliness   are   all  unique   to

Palatinose™ and make it different from sugars like fructose or sucrose and HFCS or from malto-oligosaccharides.

BENEO  has undertaken  comprehensive  research  to  study  the  unique  nutritional and physiological  properties of  this functional  carbohydrate.  Some  of  these  studies  have  not  been  published  yet  for  reasons  of  the  still  unclear situation  in  the  handling  of proprietary  data  under  the  European  Health  Claim  Regulation. An  overview  of  the  most relevant  publications  on  the  physiological  properties  of  Palatinose™  is  given  in  the  following,  while  more  detailed information can be shared under confidentiality agreement:

Table of Content:

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1.   Palatinose™ - a fully available carbohydrate for slow and sustained energy release

a)     PalatinoseTM is a fully available carbohydrate

The  essentially  complete  digestion  and  absorption  of  Palatinose™  within  the  small  intestine  has  been  confirmed  in human and animal studies. Palatinose™ is a fully digestible carbohydrate and as such provides the full carbohydrate energy (4 kcal/g), respectively.

Key references:

Holub I, Gostner A, Theis S, Nosek L, Kudlich T, Melcher R, Scheppach W (2010) Novel findings on the metabolic effects of the low glycaemic carbohydrate isomaltulose (Palatinose™). Br J Nutr 103(12):1730–1737. (see trial 1 for ileostomy study) https://www.ncbi.nlm.nih.gov/pmc/articles/PMC2943747/pdf Accessed September 4, 2017.

Tonouchi H, Yamaji T, Uchida M, Koganei M, Sasayama A, Kaneko T, Urita Y, Okuno M, Suzuki K, Kashimura J, Sasaki

H (2011) Studies on absorption and metabolism of palatinose (isomaltulose) in rats. Br J Nutr 105(1):10–14.

http://www.ncbi.nlm.nih.gov/pubmed/20807468 Accessed September 4, 2017.

b)     PalatinoseTM is a slow and sustained release carbohydrate

The   “slow   release”   aspect   is   based   on   enzyme   kinetic   studies   which   show   that   the   enzymatic   hydrolysis   of

Palatinose™ in the  small  intestine occurs much slower than  that of  e.g.  sucrose (i.e. difference  in Vmax by a  factor  of

4-5). Observations on incretin hormones illustrate that the  digestion of Palatinose™  and subsequent absorption is a slow process that is extended to more distal parts of the small intestine.

References:

Enzyme kinetics

Dahlqvist A (1961) Hydrolysis of palatinose (Isomaltulose) by pig intestinal glycosidases. Acta Chem Scand

15(4):808–816. http://actachemscand.org/pdf/acta_vol_15_p0808-0816.pdf Accessed September 4, 2017.

Grupp U, Siebert G (1978) Metabolism of hydrogenated palatinose, an equimolar mixture of alpha-D-

glucopyranosido-1,6-sorbitol and alpha-D-glucopyranosido-1,6-mannitol. Res Exp Med (Berlin) 173(3):261–278.

http://www.ncbi.nlm.nih.gov/pubmed/364572 Accessed September 4, 2017.

Heinz F (1987) The enzymatic splitting of sugar substitutes by isolated enzymes and enzyme complexes from the small intestinal mucosa. Hanover University Medical School, Biochemistry Centre, Research Project No. 6539.

Tsuji Y (1986) Digestion and absorption of sugars and sugar substitutes in rat small intestine. J Nutr Sci Vitaminol

32:93–100. http://www.ncbi.nlm.nih.gov/pubmed/3712112 Accessed September 4, 2017.

September 2017

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Yamada K, Shinohara H, Hosoya N (1985) Hydrolysis of 1-O-α-D-glucopyranosyl-D-fructofuranose (trehalulose) by rat intestinal sucrase-isomaltase complex. Nutr Rep Int 32(5):1221-1220.

Ziesenitz SC (1986a) Zur Verwertung des Zuckeraustauschstoffes Palatinit im Stoffwechsel. [Utilization of the sugar substitute Palatinit® in metabolism]. In: Bässler K, Grünert A, Kleinberger G, Reissigl H (eds) Beiträge zu

Infusionstherapie und klinische Ernährung 16. Karger, Basel, pp 120–132.

Ziesenitz SC (1986b) Stufenweises Prüfschema für Zuckeraustauschstoffe - Vorprüfung mittels Enzymen. 3.

Carbohydrasen aus Jejunalmucosa des Menschen. [A stepwise method of evaluating sugar substitutes - a preliminary study using enzymes. 3. Carbohydrases from the human jejunal mucosa]. Z Ernahrungswiss 25:253–

258. http://link.springer.com/article/10.1007/BF02019577 Accessed September 4, 2017.

Incretins

Maeda A, Miyagawa J, Miuchi M, Nagai E, Konishi K, Matsuo T, Tokuda M, Kusunoki Y, Ochi H, Murai K, Katsuno T,

Hamaguchi T, Harano Y, Namba M (2013) Effects of the naturally-occurring disaccharides, palatinose and sucrose,

on incretin secretion in healthy non-obese subjects. J Diabetes Investig. 4(3):281–286.

https://www.ncbi.nlm.nih.gov/pmc/articles/PMC4015665/pdf Accessed September 4, 2017.

Ang M, Linn T (2014) Comparison of the effects of slowly and rapidly absorbed carbohydrates on postprandial glucose metabolism in type 2 diabetes mellitus patients: a randomized trial. Am J Clin Nutr 100(4):1059–1068.

http://ajcn.nutrition.org/content/early/2014/07/16/ajcn.113.076638.full.pdf Accessed September 4, 2017.

Keyhani-Nejad F, Kemper M, Schueler R, Pivovarova O, Rudovich N, Pfeiffer AF (2016) Effects of Palatinose and

Sucrose Intake on Glucose Metabolism and Incretin Secretion in Subjects With Type 2 Diabetes. Dia Care 39(3):e38-

e39. http://care.diabetesjournals.org/content/39/3/e38.full-text.pdf Accessed September 4, 2017.

c)     Palatinose™ - the carbohydrate for sustained energy supply

The  sustained  energy  supply  of  Palatinose™  is  a  result  of  its  slow  yet  complete  digestion  and  absorption  along  the

small   intestine   and   is   reflected   in   subsequent   metabolic   processes:   In   comparison   with   readily   available

carbohydrates,  Palatinose™  shows  a  slower,  overall  lower  and  sustained  rise  in  blood  glucose  levels.  Since  blood glucose  means  fuel  for  the  body  and  its  energy  metabolism,  the  sustained  glucose  supply  from  Palatinose™  is associated  with  a  more  steady  and  sustained  energy  gain  from  carbohydrate  oxidation:  Palatinose™  provides sustained energy.

Numerous  blood  glucose  response  studies  have  been  conducted  on  behalf  of  BENEO  and  specifically  analyzed  to test  whether  the  characteristics  of  sustained  glucose  supply  from  Palatinose™  can  be  shown  in  this  methodology with  its  high  variance.  The  sustained  glucose  supply  of  Palatinose™  has  been  concomitantly  shown  in  all  of  these

studies.   Moreover,   individual   studies   confirm   the   link   between   sustained   glucose   supply   and   sustained

carbohydrate oxidation.

September 2017

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2.   Palatinose™ - a low glycemic carbohydrate

As  result  of  its  slow  (yet  complete)  intestinal  release,  Palatinose™  has  a  low  effect  on  blood  glucose  levels  and insulin release. A Glycemic Index (GI) of 32 has been determined for Palatinose™ by Sydney University.

The  “low  glycemic”  properties  of  Palatinose™  have  been  experimentally  verified  in  extensive  research  initiated  by

BENEO  -  including  more  than  30  human  trials  from  the  past  5  to  10  years  conducted  according  to  internationally

recognized   standard  methodology  in  leading  test  centers  worldwide  (see  Figure  on  the  right)  -  and  are  well described  in  literature.  A  corresponding  claim  has  been  laid  down  in  EU  legislation  following  the  publication  of  a positive EFSA opinion.

References of published blood glucose response studies:

Sydney University’s Glycaemic Research Service (SUGiRS) (2002): See GI Database at www.glycemicindex.com

Accessed September 4, 2017.

Ang M, Linn T (2014) Comparison of the effects of slowly and rapidly absorbed carbohydrates on postprandial glucose metabolism in type 2 diabetes mellitus patients: a randomized trial. Am J Clin Nutr 100(4):1059–1068.

http://ajcn.nutrition.org/content/early/2014/07/16/ajcn.113.076638.full.pdf Accessed September 4, 2017.

Henry CJ, Kaur B, Quek RYC, Camps SG (2017) A Low Glycaemic Index Diet Incorporating Isomaltulose Is Associated

with Lower Glycaemic Response and Variability, and Promotes Fat Oxidation in Asians. Nutrients 9(5).

http://www.mdpi.com/2072-6643/9/5/473/htm Accessed September 4, 2017.

September 2017

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Holub I, Gostner A, Theis S, Nosek L, Kudlich T, Melcher R, Scheppach W (2010) Novel findings on the metabolic effects of the low glycaemic carbohydrate isomaltulose (Palatinose™). Br J Nutr 103(12):1730–1737. (see trial 1 for ileostomy study) https://www.ncbi.nlm.nih.gov/pmc/articles/PMC2943747/pdf Accessed September 4, 2017.

Kahlhöfer J, Karschin J, Silberhorn-Bühler H, Breusing N, Bosy-Westphal A, Kahlhofer J, Silberhorn-Buhler H (2016)

Effect of low glycemic-sugar-sweetened beverages on glucose metabolism and macronutrient oxidation in healthy men. Int J Obes (Lond) 40(6):990–997. https://www.ncbi.nlm.nih.gov/pubmed/26869244 Accessed September 4,

2017.

Kawai K, Okuda Y, Yamashita K (1985) Changes in blood glucose and insulin after an oral palatinose administration in normal subjects. Endocrinol Jpn 32:933–936.

https://www.jstage.jst.go.jp/article/endocrj1954/32/6/32_6_933/_pdf Accessed September 4, 2017.

Kawai K, Yoshikawa H, Murayama Y, Okuda Y, Yamashita K (1989) Usefulness of palatinose as a caloric sweetener for diabetic patients. Horm Metab Res 21(6):338–340. http://www.ncbi.nlm.nih.gov/pubmed/2673967 Accessed

September 4, 2017.

Keyhani-Nejad F, Kemper M, Schueler R, Pivovarova O, Rudovich N, Pfeiffer AF (2016) Effects of Palatinose and

Sucrose Intake on Glucose Metabolism and Incretin Secretion in Subjects With Type 2 Diabetes. Dia Care 39(3):e38-

e39. http://care.diabetesjournals.org/content/39/3/e38.full-text.pdf Accessed September 4, 2017.

König D, Theis S, Kozianowski G, Berg A (2012) Postprandial substrate use in overweight subjects with the metabolic syndrome after isomaltulose (Palatinose™) ingestion. Nutrition 28(6):651–656.

http://www.nutritionjrnl.com/article/S0899-9007(11)00361-3/pdf Accessed September 4, 2017.

Liao Z, Li Y, Yao B, Fan H, Hu GL, Weng J (2001) The effects of isomaltulose on blood glucose and lipids for diabetic subjects. Diabetes 50(Supplement):1530-P, A366.

Macdonald I, Daniel JW (1983) The bio-availability of isomaltulose in man and rat. Nutr Rep Int 28:1083–1090.

http://openagricola.nal.usda.gov/Record/FNI84005129 Accessed September 4, 2017.

Maeda A, Miyagawa J, Miuchi M, Nagai E, Konishi K, Matsuo T, Tokuda M, Kusunoki Y, Ochi H, Murai K, Katsuno T,

Hamaguchi T, Harano Y, Namba M (2013) Effects of the naturally-occurring disaccharides, palatinose and sucrose,

on incretin secretion in healthy non-obese subjects. J Diabetes Investig. 4(3):281–286.

https://www.ncbi.nlm.nih.gov/pmc/articles/PMC4015665/pdf Accessed September 4, 2017.

Sridonpai P (2016) Impact of Isomaltulose and Sucrose based breakfasts on postprandial substrate oxidation and glycemic/insulinemic changes in type-2 diabetes mellitus subjects. J Med Assoc Thai 99(3):282–289.

http://www.jmatonline.com/index.php/jmat/article/view/6980 Accessed September 4, 2017.

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van Can, Judith G P, Ijzerman TH, van Loon, Luc J C, Brouns F, Blaak EE (2009) Reduced glycaemic and insulinaemic responses following isomaltulose ingestion: implications for postprandial substrate use. Br J Nutr 102(10):1408–

1413. http://www.ncbi.nlm.nih.gov/pubmed/19671200 Accessed September 4, 2017.

Yamori Y, Mori H, Mori M, Kashimura J, Sakamua T, Ishikawa PM, Moriguchi E, Moriguchi Y (2007) Japanese

perspective on reduction in lifestyle disease risk in immigrant japanese brazilians: a double-blind, placebo-

controlled intervention study on palatinose. Clin Exp Pharmacol Physiol 34(S5-S7).

http://onlinelibrary.wiley.com/doi/10.1111/j.1440-1681.2007.04759.x/epdf Accessed September 4, 2017.

Reviews:

EFSA Panel on Dietetic Products, Nutrition and Allergies (2011) Scientific Opinion on the substantiation of health claims related to the sugar replacers xylitol, sorbitol, mannitol, lactitol, isomalt, erythritol, D-tagatose, isomaltulose,

sucralose and polydextrose and maintenance of tooth mineralization by decreasing tooth demineralization (…), and reduction of post-prandial glycemic responses (…) pursuant to Article 13(1) of Regulation (EC) No 1924/2006. EFSA

Journal 9(4):2076. http://www.efsa.europa.eu/de/efsajournal/doc/2076.pdf Accessed September 4, 2017.

Maresch CC, Petry SF, Theis S, Bosy-Westphal A, Linn T (2017) Low Glycemic Index Prototype Isomaltulose-Update

of Clinical Trials. Nutrients 9(4). http://www.mdpi.com/2072-6643/9/4/381 Accessed September 4, 2017.

3.   Palatinose™ and long-term blood glucose control and insulin sensitivity

Longer-term  studies  investigated  the  effects  of  PalatinoseTM  on  markers  of  blood  glucose  control  and  insulin sensitivity  such  as  glycated  haemoglobin  HbA1c,  fructosamine,  effects  on  long-term  postprandial  glucose  and insulin response curves, fasting glucose and insulin (HOMA).

These include following references:

Holub I, Gostner A, Theis S, Nosek L, Kudlich T, Melcher R, Scheppach W (2010) Novel findings on the metabolic effects of the low glycaemic carbohydrate isomaltulose (Palatinose™). Br J Nutr 103(12):1730–1737.

https://www.ncbi.nlm.nih.gov/pmc/articles/PMC2943747/pdf Accessed September 4, 2017.

Keller J, Kahlhöfer J, Peter A, Bosy-Westphal A (2016) Effects of Low versus High Glycemic Index Sugar-Sweetened

Beverages on Postprandial Vasodilatation and Inactivity-Induced Impairment of Glucose Metabolism in Healthy

Men. Nutrients 8(12):802. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC5188457/pdf Accessed September 4,

2017.

Okuno M, Kim MK, Mizu M, Mori M, Mori H, Yamori Y (2010) Palatinose-blended sugar compared with sucrose:

different effects on insulin sensitivity after 12 weeks supplementation in sedentary adults. Int J Food Sci Nutr

61(6):643–651. http://www.ncbi.nlm.nih.gov/pubmed/20367218 Accessed September 4, 2017.

September 2017

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Oizumi T, Daimon M, Jimbu Y, Kameda W, Arawaka N, Yamaguchi H, Ohnuma H, Sasaki H, Kato T (2007) A

palatinose-based balanced formula improves glucose tolerance, serum free fatty acid levels and body fat composition. Tohoku J Exp Med 212(2):91–99. https://www.jstage.jst.go.jp/article/tjem/212/2/212_2_91/_pdf

Accessed September 4, 2017.

Sakuma M, Arai H, Mizuno A, Fukaya M, Matsuura M, Sasaki H, Yamanaka-Okumura H, Yamamoto H, Taketani Y,

Doi T, Takeda E (2009) Improvement of glucose metabolism in patients with impaired glucose tolerance or diabetes by long-term administration of a palatinose-based liquid formula as a part of breakfast. J Clin Biochem Nutr

45(2):155–162. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC2735627/pdf Accessed September 4, 2017.

Brunner S, Holub I, Theis S, Gostner A, Melcher R, Wolf P, Amann-Gassner U, Scheppach W, Hauner H (2012)

Metabolic Effects of Replacing Sucrose by Isomaltulose in Subjects With Type 2 Diabetes: A randomized double-

blind trial. Diabetes Care 35(6):1249–1251. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3357231/pdf Accessed

September 4, 2017.

4.   Palatinose™ and its role in weight management

As  result  of  its  slow  release  properties  and  resulting  lower  and  sustained  blood  glucose  response,  Palatinose™

triggers  less  insulin  release  and  therefore  enables  higher  fat  oxidation  in  energy  metabolism.  Higher  levels  of  fat burning  with  Palatinose™  in  comparison  with  conventional  carbohydrates such  as  e.g.  sucrose or  maltodextrin  (but also  in  comparison  with  fructose)  have  been  observed  in  human  intervention  studies  with  healthy  and  overweight individuals at mostly sedentary conditions (see below) as well as with physically active trained persons (see 5.).

Related  long-term benefits of  Palatinose™ refer to body weight and body composition: Longer-term feeding studies in animals reported beneficial effects of PalatinoseTM on body fat accumulation and body weight. Some publications provide first human data on the effect of PalatinoseTM on body composition, i.e. visceral fat accumulation.

New research on the effects of PalatinoseTM on body weight and body composition has not been published yet.

a)     Palatinose™ and its influence on fat oxidation in energy metabolism

König D, Theis S, Kozianowski G, Berg A (2012) Postprandial substrate use in overweight subjects with the metabolic syndrome after isomaltulose (Palatinose™) ingestion. Nutrition 28(6):651–656.

http://www.nutritionjrnl.com/article/S0899-9007(11)00361-3/pdf Accessed September 4, 2017.

Arai H, Mizuno A, Sakuma M, Fukaya M, Matsuo K, Muto K, Sasaki H, Matsuura M, Okumura H, Yamamoto H,

Taketani Y, Doi T, Takeda E (2007) Effects of a palatinose-based liquid diet (Inslow) on glycemic control and the second-meal effect in healthy men. Metabolism 56(1):115–121. (Note: this study also shows a second meal effect).

http://www.ncbi.nlm.nih.gov/pubmed/17161233 Accessed September 4, 2017.

Henry CJ, Kaur B, Quek RYC, Camps SG (2017) A Low Glycaemic Index Diet Incorporating Isomaltulose Is Associated

with Lower Glycaemic Response and Variability, and Promotes Fat Oxidation in Asians. Nutrients 9(5).

http://www.mdpi.com/2072-6643/9/5/473/htm Accessed September 4, 2017.

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Kahlhöfer J, Karschin J, Silberhorn-Bühler H, Breusing N, Bosy-Westphal A, Kahlhofer J, Silberhorn-Buhler H (2016)

Effect of low glycemic-sugar-sweetened beverages on glucose metabolism and macronutrient oxidation in healthy men. Int J Obes (Lond) 40(6):990–997. https://www.ncbi.nlm.nih.gov/pubmed/26869244 Accessed September 4,

2017.

Sridonpai P (2016) Impact of Isomaltulose and Sucrose based breakfasts on postprandial substrate oxidation and glycemic/insulinemic changes in type-2 diabetes mellitus subjects. J Med Assoc Thai 99(3):282–289.

http://www.jmatonline.com/index.php/jmat/article/view/6980 Accessed September 4, 2017.

van Can, Judith G P, Ijzerman TH, van Loon, Luc J C, Brouns F, Blaak EE (2009) Reduced glycaemic and insulinaemic responses following isomaltulose ingestion: implications for postprandial substrate use. Br J Nutr 102(10):1408–

1413. http://www.ncbi.nlm.nih.gov/pubmed/19671200 Accessed September 4, 2017.

September 2017

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van Can JG, van Loon LJ, Brouns F, Blaak EE (2012) Reduced glycaemic and insulinaemic responses following trehalose and isomaltulose ingestion: implications for postprandial substrate use in impaired glucose-tolerant subjects. Br J Nutr 108(7):1210–1217. http://www.ncbi.nlm.nih.gov/pubmed/22172468 Accessed September 4,

2017.

Review:

Maresch CC, Petry SF, Theis S, Bosy-Westphal A, Linn T (2017) Low Glycemic Index Prototype Isomaltulose-Update

of Clinical Trials. Nutrients 9(4). http://www.mdpi.com/2072-6643/9/4/381 Accessed September 4, 2017.

b)     Long-term benefits of Palatinose™ on body weight and body composition

References of animal studies:

Arai H, Mizuno A, Matsuo K, Fukaya M, Sasaki H, Arima H, Matsuura M, Taketani Y, Doi T, Takeda E (2004) Effect of

a novel palatinose-based liquid balanced formula (MHN-01) on glucose and lipid metabolism in male Sprague-

Dawley rats after short- and long-term ingestion. Metabolism 53(8):977–983.

http://www.ncbi.nlm.nih.gov/pubmed/15281004 Accessed September 4, 2017.

Fujiwara T, Naomoto Y, Motoki T, Shigemitsu K, Shirakawa Y, Yamatsuji T, Kataoka M, Haisa M, Egi M, Morimatsu H,

Hanazaki M, Katayama H, Morita K, Mizumoto K, Asou T, Arima H, Sasaki H, Matsuura M, Gunduz M, Tanaka N

(2007) Effects of a novel palatinose based enteral formula (MHN-01) carbohydrate-adjusted fluid diet in improving the metabolism of carbohydrates and lipids in patients with esophageal cancer complicated by diabetes mellitus. J

Surg Res 138(2):231–240. http://www.ncbi.nlm.nih.gov/pubmed/17254607 Accessed September 4, 2017.

Sato K, Arai H, Mizuno A, Fukaya M, Sato T, Koganei M, Sasaki H, Yamamoto H, Taketani Y, Doi T, Takeda E (2007)

Dietary Palatinose and Oleic Acid Ameliorate Disorders of Glucose and Lipid Metabolism in Zucker Fatty Rats. J Nutr

137(8):1908–1915. http://jn.nutrition.org/content/137/8/1908.full.pdf Accessed September 4, 2017.

Keyhani-Nejad F, Irmler M, Isken F, Wirth EK, Beckers J, Birkenfeld AL, Pfeiffer, Andreas F H (2015) Nutritional

strategy to prevent fatty liver and insulin resistance independent of obesity by reducing glucose-dependent insulinotropic polypeptide responses in mice. Diabetologia 58(2):374–383.

http://www.ncbi.nlm.nih.gov/pubmed/25348610 Accessed September 4, 2017.

References of human studies:

Okuno M, Kim MK, Mizu M, Mori M, Mori H, Yamori Y (2010) Palatinose-blended sugar compared with sucrose:

different effects on insulin sensitivity after 12 weeks supplementation in sedentary adults. Int J Food Sci Nutr

61(6):643–651. http://www.ncbi.nlm.nih.gov/pubmed/20367218 Accessed September 4, 2017.

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Oizumi T, Daimon M, Jimbu Y, Kameda W, Arawaka N, Yamaguchi H, Ohnuma H, Sasaki H, Kato T (2007) A

palatinose-based balanced formula improves glucose tolerance, serum free fatty acid levels and body fat composition. Tohoku J Exp Med 212(2):91–99. https://www.jstage.jst.go.jp/article/tjem/212/2/212_2_91/_pdf

Accessed September 4, 2017.

Yamori Y, Mori H, Mori M, Kashimura J, Sakamua T, Ishikawa PM, Moriguchi E, Moriguchi Y (2007) Japanese

perspective on reduction in lifestyle disease risk in immigrant japanese brazilians: a double-blind, placebo-

controlled intervention study on palatinose. Clin Exp Pharmacol Physiol 34(S5-S7).

http://onlinelibrary.wiley.com/doi/10.1111/j.1440-1681.2007.04759.x/epdf Accessed September 4, 2017.

5.   Palatinose™ in sports nutrition

Palatinose™  provides  the  desired  carbohydrate  energy  for  physical  activity  in  a  more  steady  way  and  at  the  same time  promotes  a  higher  contribution  of  fat  oxidation  in  energy  metabolism  than  commonly  used  readily  available carbohydrates.  A  higher  level  of  fat  burning  is  of  particular  interest  in  endurance  activity  where  it  may  spare carbohydrate sources (glycogen) for enhanced endurance. The effect of Palatinose™ on substrate utilization and fat oxidation has been shown in a series of intervention studies which have not been published yet.

Following references are published:

König D, Zdzieblik D, Holz A, Theis S, Gollhofer A (2016) Substrate Utilization and Cycling Performance Following

Palatinose™ Ingestion: A Randomized, Double-Blind, Controlled Trial. Nutrients 8(7):390.

http://www.mdpi.com/2072-6643/8/7/390 Accessed September 4, 2017.

König D, Luther W, Poland V, Theis S, Kozianowski G, Berg A (2007) Metabolic effects of low-glycemic Palatinose™

during long lasting endurance exercise. Ann Nutr Metab 51(S1):69.

König D, Luther W, Polland V, Berg A (2007) Carbohydrates in sports nutrition impact of the glycemic index.

AgroFood Anno 18(No. 5):9–10. http://www.teknoscienze.com/agro/pdf/SPORT-KONIG.pdf Accessed September 4,

2017.

Achten J, Jentjens RL, Brouns F, Jeukendrup AE (2007) Exogenous oxidation of isomaltulose is lower than that of sucrose during exercise in men. J Nutr 137(5):1143–1148. http://jn.nutrition.org/content/137/5/1143.full.pdf

Accessed September 4, 2017.

Review:

Maresch CC, Petry SF, Theis S, Bosy-Westphal A, Linn T (2017) Low Glycemic Index Prototype Isomaltulose-Update

of Clinical Trials. Nutrients 9(4). http://www.mdpi.com/2072-6643/9/4/381 Accessed September 4, 2017.

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Research at Swansea University investigated the benefits of Palatinose™ on fat oxidation, metabolic control and incidences of hypoglycemia during physical activity in men with type 1 diabetes mellitus, as described in the following publications:

West DJ, Morton RD, Stephens JW, Bain SC, Kilduff LP, Luzio S, Still R, Bracken RM (2011) Isomaltulose improves postexercise glycemia by reducing CHO oxidation in T1DM. Med Sci Sports Exerc 43(2):204–210.

https://www.ncbi.nlm.nih.gov/pubmed/20543751 Accessed September 4, 2017.

West DJ, Stephens JW, Bain SC, Kilduff LP, Luzio S, Still R, Bracken RM (2011b) A combined insulin reduction and carbohydrate feeding strategy 30 min before running best preserves blood glucose concentration after exercise through improved fuel oxidation in type 1 diabetes mellitus. J Sports Sci 29(3):279–289.

http://www.ncbi.nlm.nih.gov/pubmed/21154013 Accessed September 4, 2017.

Bracken RM, Page R, Gray B, Kilduff LP, West DJ, Stephens JW, Bain SC (2012) Isomaltulose improves glycemia and maintains run performance in type 1 diabetes. Med Sci Sports Exerc 44(5):800–808.

http://www.ncbi.nlm.nih.gov/pubmed/22051571 Accessed September 4, 2017.

Campbell MD, Walker M, Trenell MI, Stevenson EJ, Turner D, Bracken RM, Shaw JA, West DJ (2014) A low-glycemic index meal and bedtime snack prevents postprandial hyperglycemia and associated rises in inflammatory markers,

providing protection from early but not late nocturnal hypoglycemia following evening exercise in type 1 diabetes.

Diabetes Care 37:371–379. http://care.diabetesjournals.org/content/37/7/1854.full-text.pdf Accessed September

4, 2017.

Campbell MD, Walker M, Bracken RM, Turner D, Stevenson EJ, Gonzalez JT, Shaw JA, West DJ (2015) Insulin therapy and dietary adjustments to normalize glycemia and prevent nocturnal hypoglycemia after evening exercise in type

1 diabetes: a randomized controlled trial. BMJ Open Diabetes Res Care 3(1):e000085.

https://www.ncbi.nlm.nih.gov/pmc/articles/PMC4442134/pdf Accessed September 4, 2017.

6.   Palatinose™ and its potential in cognitive performance and mood

Carbohydrates  and  their  supply  of  glucose  to  the  brain  play  a  central  role  in  cognitive  performance  and  mood.

Palatinose™ with its steady and sustained glucose supply is of particular interest with respect to beneficial effects in the  later  phase  after  a  meal.  The  potential  of  Palatinose™  in  cognitive  performance  and  mood  has  been  addressed in the following studies:

Young H, Benton D (2015) The effect of using isomaltulose (Palatinose™) to modulate the glycaemic properties of breakfast on the cognitive performance of children. Eur J Nutr 54(6):1013–1020.

https://www.ncbi.nlm.nih.gov/pmc/articles/PMC4540784/pdf Accessed September 4, 2017.

Young H, Benton D (2014) The glycemic load of meals, cognition and mood in middle and older aged adults with differences in glucose tolerance: A randomized trial. e-SPEN.Journal 9(4):e147-e154.

http://www.clinicalnutritionespen.com/article/S2212-8263(14)00020-7/pdf Accessed September 4, 2017.

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Dye L, Gilsenan MB, Quadt F, Martens VE, Bot A, Lasikiewicz N, Camidge D, Croden F, Lawton C (2010) Manipulation

of glycemic response with isomaltulose in a milk-based drink does not affect cognitive performance in healthy adults. Mol Nutr Food Res 54(4):506–515. http://www.ncbi.nlm.nih.gov/pubmed/20140897 Accessed September 4,

2017.

Sekartini R, Wiguna T, Bardosono S, Novita D, Arsianti T, Calame W, Schaafsma A (2013) The effect of lactose-

isomaltulose-containing growing-up milks on cognitive performance of Indonesian children: a cross-over study. Br J

Nutr 110(6):1089–1097. http://www.ncbi.nlm.nih.gov/pubmed/23680182 Accessed September 4, 2017.

Taib MN, Shariff ZM, Wesnes KA, Saad HA, Sariman S (2012) The effect of high lactose-isomaltulose on cognitive performance of young children. A double blind cross-over design study. Appetite 58(1):81–87.

http://www.ncbi.nlm.nih.gov/pubmed/21986189 Accessed September 4, 2017.

7.   Palatinose™ is kind to teeth

Palatinose™ is no substrate  for oral bacteria and therefore the first sugar  that is kind to teeth. Its tooth-friendliness has  been  confirmed  in  pH  telemetry  studies.  A  corresponding  claim  has  been  accepted  a)  in  the  USA  by  FDA  and implemented  in  the  Code  of  Federal  Regulations  as  well  as  b)  in  the  EU  following  the  publication  of  a  positive  EFSA opinion.

References:

Department of Health and Human Services - Food and Drug Administration (2007) 21 CFR Part 101 [Docket No

2006P-0487] Food labeling, health claims, dietary non-cariogenic carbohydrate sweeteners and dental caries.

Federal Register Vol 72 No 179, September 17:p. 52783. http://www.fda.gov/OHRMS/DOCKETS/98fr/cf086.pdf

Accessed September 4, 2017.

EFSA Panel on Dietetic Products, Nutrition and Allergies (2011) Scientific Opinion on the substantiation of health claims related to the sugar replacers xylitol, sorbitol, mannitol, lactitol, isomalt, erythritol, D-tagatose, isomaltulose,

sucralose and polydextrose and maintenance of tooth mineralization by decreasing tooth demineralization (…), and reduction of post-prandial glycemic responses (…) pursuant to Article 13(1) of Regulation (EC) No 1924/2006. EFSA

Journal 9(4):2076. http://www.efsa.europa.eu/de/efsajournal/doc/2076.pdf Accessed September 4, 2017.

8.   Palatinose™ in infant and small children nutrition

Palatinose™  is  suitable  for  infants  from  the  age  of  6  months,  when  complementary  feeding  starts.  It  provides

benefits   to   milk   formula   applications   when   used   in   place   of   maltodextrin,   glucose   or   other   high   glycemic

carbohydrates  as   it   is   slowly   and   fully   available   and   therefore   provides   a   low   blood   glucose   profile.   Hence,

Palatinose™  brings  the  metabolic  profile  closer  to  that  of  mother  milk.  The  suitability  and  good  tolerance  of

Palatinose™ have both been confirmed in a study with infants.

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Reference:

Fleddermann M, Rauh-Pfeiffer A, Demmelmair H, Holdt L, Teupser D, Koletzko B (2016) Effects of a Follow-On

Formula Containing Isomaltulose (Palatinose™) on Metabolic Response, Acceptance, Tolerance and Safety in

Infants: A Randomized-Controlled Trial. PloS ONE 11(3):e0151614.

https://www.ncbi.nlm.nih.gov/pmc/articles/PMC4795687/pdf Accessed September 4, 2017.

Want to know more?

In case of question or further enquiries, please, do not hesitate to contact BENEO’s Nutrition Communication team.

BENEO-Institute

c/o BENEO Inc.

6 Upper Pond Road #3A

Parsippany, NJ 07054 (USA)

Phone     +1 973-867-2140

Fax

+1 973-867-2141

Email:     contact@beneo.com

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the persons receiving the same will make their own determination as to its suitability for their purposes prior to use.